UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

As previously reported in the Current Report on Form 8-K filed by Trex Company, Inc. (the “Company”) on June 13, 2007, on June 12, 2007, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as Representative of the underwriters identified in the Underwriting Agreement (collectively, the “Underwriters”), for the issuance and sale by the Company of $85,000,000 aggregate principal amount of the Company’s 6.00% Convertible Senior Subordinated Notes due 2012 (the “Notes”) in an underwritten public offering pursuant to its effective shelf registration statement on Form S-3 (SEC File No. 333-143171) and a related prospectus supplement dated June 13, 2007 (the “Prospectus Supplement”). The Company also granted the Underwriters an option to purchase up to an additional $12,500,000 aggregate principal amount of additional Notes (the “Additional Notes”) solely to cover over-allotments, if any.

On June 18, 2007, the Company issued the $85,000,000 of Notes pursuant to the Underwriting Agreement. On July 12, 2007, the Underwriters exercised in full their over-allotment option, and on July 17, 2007 the Company issued the Additional Notes.

The Additional Notes were issued pursuant to an Indenture (the “Base Indenture”), as amended and supplemented by a Supplemental Indenture (together with the Base Indenture, the “Indenture”), each dated June 18, 2007, between the Company, as primary obligor, and The Bank of New York, as trustee (the “Trustee”). The terms of the Base Indenture and Supplemental Indenture are summarized in Item 1.01 of the Company’s Current Report on Form 8-K filed on June 19, 2007 (the “June 19 Form 8-K”), which is incorporated by reference in this Item 2.03.

Upon the closing of the sale of the Additional Notes, the Company became obligated on $12,500,000 principal amount of unsecured senior subordinated indebtedness pursuant to the Additional Notes. As previously disclosed in the June 19 Form 8-K, the Trustee or holders of at least 25% in principal amount of the outstanding Notes and Additional Notes can declare 100% of the principal of and accrued and unpaid interest on all the Additional Notes to be due and payable immediately if specified events of default occur and are continuing. Events of default include the failure to make payment of interest on any Additional Note when due and payable; the failure to pay the principal of any Additional Note when due and payable at its stated maturity or upon required repurchase as a result of a fundamental change; a default on certain other outstanding indebtedness or a failure to discharge certain judgments; and certain events of bankruptcy, insolvency, or reorganization relating to the Company or any significant subsidiary.

A copy of the Company’s news release dated July 17, 2007 announcing the exercise of the over-allotment option and the closing of the sale of the Additional Notes is filed as Exhibit 99.1 to this report.

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Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this report is incorporated by reference in this Item 3.02.

As described in Item 2.03, on July 17, 2007, the Company issued and sold $12,500,000 aggregate principal amount of Additional Notes. The Additional Notes provide for “net share settlement” upon any conversion, pursuant to which the Company will pay an amount in cash up to the principal amount of the converted Additional Notes and will settle in common stock of the Company any excess of the conversion value, as defined in the Indenture, over the proportionate principal amount of such Additional Notes. The terms on which the Additional Notes are convertible into the Company’s common stock, including the formula prescribed for calculating the number of shares of common stock, if any, issuable upon conversion, are described in the sections of the Prospectus Supplement entitled “Description of notes – Conversion rights” and “—Payment upon conversion,” which description is incorporated by reference in this Item 3.02. To the extent that any common stock is issued upon conversion of the Additional Notes, such common stock will be issued in transactions anticipated to be exempt from registration under the Securities Act of 1933 by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with the conversion of the Notes and issuance of such common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The Company herewith files the following exhibits:

Exhibit Number	Description of Exhibit
99.1	Press release dated July 17, 2007 announcing the exercise of the over-allotment option and the closing of the sale of the Additional Notes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: July 19, 2007	/s/ Paul D. Fletcher
Paul D. Fletcher
Senior Vice President and Chief Financial Officer

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Index to Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release dated July 17, 2007 announcing the exercise of the over-allotment option and the closing of the sale of the Additional Notes.

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